Exhibit 99.1

Contact: Investor Relations 240.744.5800

NEWS RELEASE

HOST HOTELS & RESORTS, INC. ANNOUNCES PROPOSED PRIVATE PLACEMENT OF EXCHANGEABLE SENIOR DEBENTURES DUE 2029 BY HOST HOTELS & RESORTS, L.P.

BETHESDA, MD; December 15, 2009 – Host Hotels & Resorts, Inc. (NYSE:HST) today announced that Host Hotels & Resorts, L.P., for whom the Company acts as sole general partner, is proposing to offer in a private placement $300 million aggregate principal amount of Exchangeable Senior Debentures due 2029 (the “Debentures”), subject to market and other customary conditions.

An additional $60 million of Debentures may be offered if the initial purchasers exercise their right to acquire additional Debentures to cover overallotments, if any. As the offering is a private placement, it will not be made to the general public. The Debentures will be offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended. The Debentures will be exchangeable upon the occurrence of certain events into cash, shares of Host Hotels & Resorts, Inc. common stock or a combination of cash and shares of common stock, at the Company’s option.

The net proceeds from the sale of the Debentures are intended to be used for debt repayment, including to redeem, together with available cash, all or a portion of the $346 million outstanding of Host Hotels & Resorts, L.P.’s 7% Series M senior notes due 2012, as well as the repayment of other outstanding debt and for general corporate purposes.

The Debentures to be offered and the underlying shares of common stock have not been registered under the United States Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

This press release contains information about pending transactions, and there can be no assurance that these transactions will be completed.

Note: This press release contains forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a Real Estate Investment Trust for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the Securities & Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of December 14, 2009, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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